Exhibit 99.1

Atara Biotherapeutics Announces Second Quarter 2022 Financial Results and Corporate Strategy Update

Atara to Focus on R&D Activities Prioritizing Upcoming Milestones for Key Pipeline Assets

ATA188 Phase 2 EMBOLD Study Interim Analysis Completed with Target Enrollment Achieved; Primary Endpoint Data Read Out Planned for October 2023

FDA Recommended Pathway to Potential Tab-cel BLA Filing Without Need for New Clinical Trial; European Commission Approval on Track for Q4 2022

ATA3219 on Track for Q4 2022 IND Submission

Conference Call and Webcast Today at 1:30 p.m. PDT / 4:30 p.m. EDT

SOUTH SAN FRANCISCO, Calif.--August 8, 2022--Atara Biotherapeutics, Inc. (Nasdaq: ATRA), a leader in T-cell immunotherapy, leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with cancer and autoimmune diseases, today reported financial results for the second quarter 2022, an update to its corporate strategy, recent business highlights, and key upcoming catalysts.

“We are excited about the transformative potential of ATA188 in MS and are pleased that as a result of our significant and constructive engagement, the FDA has recommended a possible path towards a tab-cel BLA filing without the need for a new clinical study,” said Pascal Touchon, President and Chief Executive Officer of Atara. “Atara’s R&D-centered strategy, clear portfolio prioritization, and purposeful partnerships are positioning us for success in reaching critical value-generating milestones for our key pipeline assets. I would like to extend my sincere gratitude and thanks to Atara’s staff for their significant contributions and unwavering commitment to advancing truly innovative medicines for patients in need."

Corporate Strategy Update

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Atara announced plans to focus its activities as a leaner organization centered on R&D to further advance the Company’s innovative pipeline, while reducing cash burn
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Staff will be reduced by approximately 20% across the organization
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Future annual cash burn is anticipated to be reduced by over 20%, extending Atara’s cash runway into Q1 2024
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Leveraging its differentiated allogeneic T-cell therapy platform and unique clinical experience in over 500 patients treated, Atara will prioritize R&D activities over the next 18 months on three core priorities:
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Clinical development of ATA188, our potentially transformative Phase 2 asset for progressive multiple sclerosis
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EU and potential U.S. regulatory filings and approvals for tab-cel while seeking a commercial partner for tab-cel in the U.S., including all related activities and costs, which is expected to further extend the Company’s cash runway
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Anticipated Q4 2022 IND filing for ATA3219, a potential best-in-class allogeneic CD19 CAR T, with the potential to address the significant opportunity in the field for improving durable clinical response in hard-to-treat B-cell malignancies
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These actions are part of a broader ongoing strategy to focus the organization on R&D, building on the previously announced manufacturing and commercialization collaborations with FUJIFILM Diosynth Biotechnologies (FDB) and Pierre Fabre, respectively, and continuing with the R&D-focused prioritization announced today

ATA188 for Progressive Multiple Sclerosis (MS)

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Atara completed the Phase 2 EMBOLD study Interim Analysis (IA) in patients with progressive MS in June 2022 and the Company determined no sample size adjustment or modification would be made to the study
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Based on enrollment at the end of July, approximately 90 patients are planned to be included in the read out of the study primary endpoint of confirmed disability improvement by EDSS at 12 months. Communication of these data is planned to occur at an appropriate forum in October 2023
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Atara continues to plan for Phase 3 readiness, including interacting with the U.S. Food & Drug Administration (FDA) based on two Fast Track designations, and further developing its proprietary large-scale bioreactor manufacturing process
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New Phase 1 MRI data providing further evidence of the potential clinical impact of ATA188 in progressive MS patients, as well as updated OLE data, are planned for presentation at an appropriate forum in Q4 2022

Tabelecleucel (tab-cel®) for Post-Transplant Lymphoproliferative Disease (PTLD)

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Based on constructive discussions with Atara, the FDA recommended a possible path to a Biologics License Application (BLA) submission that does not require a new clinical trial
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Following planned interactions with FDA, Atara intends to provide further guidance on progress to a BLA submission at our next quarterly call
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The European Medicines Agency (EMA) review of tab-cel is on-track and Atara anticipates European Commission (EC) approval in Q4 2022
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Atara has successfully completed all six pre-approval inspections required to support the Marketing Authorization Application (MAA) for tab-cel in Europe

CAR T Programs

ATA2271/ATA3271 (Solid Tumors Over-Expressing Mesothelin)

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Following Bayer’s strategic review and asset-level prioritization of its pipeline, the exclusive worldwide licensing agreement for next-generation mesothelin-directed CAR T-cell therapies ATA2271, an autologous version, and ATA3271, an armored allogeneic T-cell immunotherapy has been terminated
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Accordingly, the IND for ATA3271 is paused pending funding for clinical development
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Following the findings of the Memorial Sloan Kettering (MSK)-generated autopsy report and correlative data analyses, Atara intends to continue supporting the clinical development of ATA2271 through our collaboration with MSK and a protocol amendment to be discussed shortly with the FDA

ATA3219 (B-cell Malignancies)

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Atara continues to make progress toward the anticipated IND filing for ATA3219 in Q4 2022. This allogeneic EBV CD19 CAR T program, using an optimized manufacturing process, is enriched for a memory T-cell phenotype and continues to show robust activity in preclinical studies

Second Quarter 2022 Financial Results

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Cash, cash equivalents and short-term investments as of June 30, 2022 totaled $331.3 million, as compared to $301.8 million as of March 31, 2022. The increase includes the impact of net proceeds of $94.8 million from the sale of the ATOM facility during the second quarter

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Atara believes that its cash and investments as of June 30, 2022, together with the expected reductions in operating cash burn, will be sufficient to fund the Company’s planned operations into the first quarter of 2024
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Net cash used in operating activities was $64.0 million for the second quarter 2022, as compared to $61.6 million for the same period in 2021
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Atara reported net income of $18.5 million, or $0.18 per share, for the second quarter 2022, as compared to a net loss of $83.8 million, or $0.91 per share, for the same period in 2021. Second quarter 2022 net income included a gain on the sale of the ATOM facility of $50.2 million.
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License and collaboration revenue was $51.6 million for the second quarter 2022, primarily consisting of deferred revenue recognized due to the termination of the Bayer Collaboration Agreements, as compared to $3.9 million for the same period in 2021. We anticipate that license and collaboration revenues will decrease substantially in future quarters due to the termination of the Bayer Agreements.
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Total operating expenses include non-cash expenses of $15.6 million for the second quarter 2022, as compared to $16.1 million for the same period in 2021
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Research and development expenses were $64.9 million for the second quarter 2022, as compared to $68.5 million for the same period in 2021
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The decrease in the second quarter 2022 was primarily due to lower employee-related and overhead costs as a result of the FDB transaction, partially offset by increased spending on the Company’s ATA188 and CAR T programs
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Research and development expenses include $7.9 million of non-cash stock-based compensation expenses for the second quarter 2022 as compared to $8.3 million for the same period in 2021
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General and administrative expenses were $18.8 million for the second quarter 2022, as compared to $19.4 million for the same period in 2021
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General and administrative expenses include $6.2 million of non-cash stock-based compensation expenses for the second quarter 2022, as compared to $5.5 million for the same period in 2021

Conference Call and Webcast Details

Atara will host a live conference call and webcast today, Monday, August 8, 2022, at 4:30 p.m. EDT to discuss the Company’s financial results and recent operational highlights. Analysts and investors can participate in the conference call by dialing 877-407-8291 for domestic callers and 201-689-8345 for international callers, using the conference ID 13730293. A live audio webcast can be accessed by visiting the Investors & Media – News & Events section of atarabio.com. An archived replay will be available on the Company's website for 30 days following the live webcast.

About Atara Biotherapeutics, Inc.

Atara Biotherapeutics, Inc. (@Atarabio) is a pioneer in T-cell immunotherapy leveraging its novel allogeneic EBV T-cell platform to develop transformative therapies for patients with serious diseases including solid tumors, hematologic cancers and autoimmune disease. With our lead program in Phase 3 clinical development and currently under review to support registration in Europe, Atara is the most advanced allogeneic T-cell immunotherapy company and intends to rapidly deliver off-the-shelf treatments to patients with high unmet medical need. Our platform leverages the unique biology of EBV T cells and has the capability to treat a wide range of EBV-associated diseases, or other serious diseases through incorporation of engineered CARs (chimeric antigen receptors) or TCRs (T-cell receptors). Atara is applying this one platform, which does not require TCR or HLA gene editing, to create a robust pipeline including: tab-cel® (tabelecleucel) in Phase 3 development for Epstein-Barr virus-driven post-transplant lymphoproliferative disease (EBV+ PTLD); ATA188, a T-cell immunotherapy targeting EBV antigens as a potential treatment for multiple sclerosis; and multiple next-generation chimeric antigen receptor T-cell

(CAR-T) immunotherapies for both solid tumors and hematologic malignancies. Improving patients’ lives is our mission and we will never stop working to bring transformative therapies to those in need. Atara is headquartered in South San Francisco, California. For additional information about the company, please visit atarabio.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains or may imply "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. For example, forward-looking statements include statements regarding: (1) the Company’s updated corporate strategy to focus as a leaner, R&D-centered organization, including (i) the staff reduction; and (ii) seeking a commercial partner for tab-cel in the U.S; (2) the potential benefits, safety and efficacy of tab-cel®; the timing and progress of tab-cel®, including (i) data and analyses from ALLELE study; (ii) tab-cel® clinical trials, and the occurrence, timing and outcome of Atara’s interactions and discussions with the FDA regarding a BLA submission for tab-cel®, (iii) the timing and outcome of the MAA for tab-cel®, (iv) the potential timing of the initiation or submission of the BLA for tab-cel®, and (iv) the timing of the EMA’s review of the MAA for tab-cel®; (3) the potential benefits, safety and efficacy of ATA188; the timing and progress of ATA188, including (i) regulatory designations for ATA188 granted by FDA and the impact thereof; (ii) data and analyses from ATA188 OLE study; (iii) ATA188 clinical trials, (iv) data and analyses from the planned interim analysis for the EMBOLD study, potential next steps for the program and planned discussions with FDA; and (v) Atara’s ability to successfully advance the development of ATA188; (4) the timing and progress of its CAR T programs, and the safety and efficacy of product candidates emerging from such programs, including (i) ATA2271 clinical trial, (ii) ATA3271 and ATA3219 preclinical development, (iii) termination of the strategic collaboration with Bayer for ATA2271 and ATA3271, and (iv) Atara’s ability to successfully advance the development of its CAR T programs; (5) Atara’s research and development activities; (6) Atara’s ability to reach critical value-generating milestones for its key pipeline assets or to generate value from such assets; and (7) Atara’s ability to advance development of its other programs. Because such statements deal with future events and are based on Atara’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Atara could differ materially from those described in or implied by the statements in this press release. These forward-looking statements are subject to risks and uncertainties, including, without limitation, risks and uncertainties associated with the costly and time-consuming pharmaceutical product development process and the uncertainty of clinical success; the ongoing COVID-19 pandemic and the war in Ukraine, which may significantly impact (i) our business, research, clinical development plans and operations, including our operations in South San Francisco and Southern California and at our clinical trial sites, as well as the business or operations of our third-party manufacturer, contract research organizations or other third parties with whom we conduct business, (ii) our ability to access capital, and (iii) the value of our common stock; the sufficiency of Atara’s cash resources and need for additional capital; and other risks and uncertainties affecting Atara’s and its development programs, including those discussed in Atara’s filings with the Securities and Exchange Commission (SEC), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings and in the documents incorporated by reference therein. Except as otherwise required by law, Atara disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Financials

Atara Biotherapeutics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$70,688	$106,084
Short-term investments	260,623	264,984
Restricted cash	1,346	194
Accounts receivable	637	986
Prepaid expenses and other current assets	13,690	12,373
Total current assets	346,984	384,621
Property and equipment, net	8,328	53,780
Operating lease assets	73,582	26,159
Restricted cash - long-term	—	1,200
Other assets	7,227	2,367
Total assets	$436,121	$468,127

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,799	$17,368
Accrued compensation	16,317	25,150
Accrued research and development expenses	15,125	13,451
Deferred revenue	1,671	40,760
Other current liabilities	19,776	9,057
Total current liabilities	65,688	105,786
Deferred revenue - long-term	43,329	55,708
Operating lease liabilities - long-term	63,999	25,518
Other long-term liabilities	5,626	1,501
Total liabilities	$178,642	$188,513

Stockholders’ equity:
Common stock—$0.0001 par value, 500,000 shares authorized as of June 30,2022 and December 31, 2021; 94,356 and 91,671 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	9	9
Additional paid-in capital	1,794,449	1,744,695
Accumulated other comprehensive (loss) income	(2,618)	(368)
Accumulated deficit	(1,534,361)	(1,464,722)
Total stockholders’ equity	257,479	279,614
Total liabilities and stockholders’ equity	$436,121	$468,127

Atara Biotherapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
License and collaboration revenue	$51,579	$3,870	$58,893	$7,422
Operating expenses:
Research and development	64,898	68,475	139,861	132,534
General and administrative	18,813	19,397	39,384	37,135
Total operating expenses	83,711	87,872	179,245	169,669
Loss from operations	(32,132)	(84,002)	(120,352)	(162,247)
Other income (expense), net:
Gain on sale of ATOM Facility	50,237	—	50,237	—
Interest and other income, net	361	225	476	135
Total other (expense), net	50,598	225	50,713	135
Income (loss) before provision for income taxes	18,466	(83,777)	(69,639)	(162,112)
Provision for income taxes	—	16	—	16
Net income (loss)	$18,466	$(83,793)	$(69,639)	$(162,128)
Other comprehensive gain (loss):
Unrealized gain (loss) on available-for-sale securities	(726)	(99)	(2,250)	(234)
Comprehensive income (loss)	$17,740	$(83,892)	$(71,889)	$(162,362)

Basic net earnings (loss) per common share	$0.18	$(0.91)	$(0.69)	$(1.77)
Diluted net earnings (loss) per common share	$0.18	$(0.91)	$(0.69)	$(1.77)

Weighted-average basic shares outstanding	101,601	92,152	101,166	91,806
Weighted-average diluted shares outstanding	101,866	92,152	101,166	91,806

INVESTORS & MEDIA:

Investors

Eric Hyllengren

805-395-9669

ehyllengren@atarabio.com

Media

Alex Chapman

805-456-4772

achapman@atarabio.com